CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 31, 2000 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 216 as of January 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                         Grant THORNTON LLP



Chicago, Illinois
May 25, 2000